                                                                       JP Morgan



                       GLOBAL CORPORATE CUSTODY AGREEMENT
                       ----------------------------------


     AGREEMENT dated as of Nov 1, 1990 between MORGAN GUARANTY TRUST COMPANY of New York, a New York banking corporation (the "Bank"), and STATE FARM GROWTH FUND, INC. (the "Client").

     WHEREAS, the Client, which is a Maryland Corporation and an investment company registered as such under the Investment Company Act of 1940, desires to arrange for the custody of certain of its assets by the Bank and by certain foreign banks, selected by the Bank on behalf of the Client with the Client's approval to act as the Client's foreign custodians;

     WHEREAS, the Client specifically approves the designation by the Bank of its New York Office as the office through which the Bank will perform many of the services and fulfill many of its obligations under this Agreement;

     NOW THEREFORE, in consideration of the mutual agreement made herein, the Bank and the Client agree as follows:

     1. The Bank agrees to establish and maintain (a) one or more separate custody accounts (singly a "Custody Account" and collectively the "Custody Accounts") for any and all stocks, bonds and other securities (the "Securities") from time to time received for the account of the Client by the Bank, a Domestic Subcustodian, or a Foreign Custodian and (b) one or more separate deposit accounts (singly a "Deposit Account" and collectively the "Deposit Accounts") for any and all cash (the "Cash") in any currency received for the account of the Client by the Bank or a Foreign Custodian. The term "Domestic Subcustodian" means a depository located in the United States including, but not limited to, the Depository Trust Company, the Federal Reserve Bank of New York and the Participants Trust Company, the use of which has been expressly authorized by the Client. The term "Foreign Custodian" means a foreign bank formally appointed by the Bank, in its capacity as agent of the Client, to act as a custodian of the Client pursuant to a contract approved by the Client in any of the countries or jurisdications listed on Appendix A hereto, as amended from time to time.

     2.   Securities and Cash are permitted to be held by

     a)   the Bank at any of its offices wherever located;

     b)   Domestic Subcustodians;

                                                                       JP Morgan

     c)   Foreign Custodians;

     d) foreign securities depositories or clearing agencies (singly a "Foreign Securities System" and collectively the "Foreign Securities Systems") selected by the Bank or a Foreign Custodian with the approval of the Client from time to time.

   Such Foreign Securities Systems shall be deemed to be subcustodians of the Bank or the Foreign Custodian, as the case may be, and Securities and Cash held by a Foreign Securities System shall be considered for all purposes of this Agreement as being held directly by the Bank or by the Foreign Custodian for which the Foreign Securities System is acting, as the case may be.

   3. (a)     The records maintained by the Bank of the Custody Accounts and the
Deposit Accounts will reflect all Securities and Cash maintained in accordance with Section 1 hereof.

     (b) The Bank will require each Foreign Custodian to identify Securities and Cash held by the latter, or by a Foreign Securities System acting as the latter's subcustodian, as being held for the account of the Bank as agent for the Bank's clients.

     (c) The Bank will require each Domestic Subcustodian holding Securities and each Foreign Securities System acting as the Bank's subcustodian, and will cause each Foreign Custodian to require each Foreign Securities System acting as the latter's subcustodian, to identify the securities held by them as being held for the account of the Bank for its clients or for the account of the Foreign Custodian for its clients, as the case may be.

     (d) The Bank shall, and shall require each Foreign Custodian, to physically segregate any Securities which are physically held by it; in all other respects the Securities may be commingled with other securities no matter by whom owned, except for securities owned by the Bank as principal, subject to the record-keeping requirements of subsections (b) and (c) above. Securities may be held in certificated and uncertificated form.

     (e) Any Securities or Cash held by a Domestic Subcustodian or a Foreign Custodian will be subject only to the instructions of the Bank acting in its capacity as agent of the Client and any Securities held by a Foreign Securities System will be subject only to the instructions of the Bank or such Foreign Custodian.

     (f) The Bank will authorize or permit the holding of Securities and Cash by a Domestic Subcustodian, a Foreign Custodian or Foreign Securities System only as long as (i) the Securities are not

                                                                       JP Morgan

subject to any right, charge, security interest, lien or claim of any kind in favor of such Domestic Subcustodian, Foreign Custodian or Foreign Securities System or the creditors of any of them, including a receiver or trustee in bankruptcy, except for a claim of payment for the safe custody or administration of the Securities or, in the case of a Foreign Custodian, for funds advanced on behalf of the Client by such Foreign Custodian and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

     (g) The Bank will require each Foreign Custodian to use reasonable care in the performance of its duties, exercise the same degree of care with respect to the Securities and Cash as it would with respect to its own Securities and property and that of its clients and indemnify the Bank and the Client against, and hold the Bank and the Client harmless from, any loss or liability (including, but not limited to, attorney's fees and expenses) incurred by the Bank or the Client with respect to any Securities or Cash or the Custody Accounts or the Deposit Accounts by reason of the negligence (whether through action or inaction), fraud or willful misconduct of such Foreign Custodian or any Foreign Securities System acting as the subcustodian of such Foreign Custodian.

     (h) The Bank will require each Foreign Custodian to maintain insurance coverage with respect to the Securities covering such risks and in such amounts as it maintains with respect to securities which it holds for its own account and for the account of other clients and to provide the Bank with such information as the Bank may reasonably require regarding such insurance coverage.

     (i) The Bank will require each Foreign Custodian or Foreign Securities System to make periodic reports with respect to the Securities and Cash including, but not limited to, notification of any transaction affecting the Securities or Cash.

     (j) The Bank will allow independent public accountants of the Client reasonable access to the records of the Bank relating to the Securities and Cash as is required by those accountants in connection with their examination of the books and records pertaining to the affairs of the Client and will require each Foreign Custodian to grant such access to the independent public accountants of the Client to the extent consistent with applicable law and regulations. Upon request, the Bank will provide the Client with any reports obtained by the Bank on a Domestic Subcustodian's accounting system, internal accounting controls and procedures for safekeeping securities.

   4. The Bank shall make, or cause a Foreign Custodian to make, payments of Cash only:

        (a)(1) in the case of Securities to be delivered and paid for within the United States, upon the purchase of such Securities for the Client and against the delivery of such Securities to the Bank,

                                                                        JPMorgan

or the crediting of such Securities to the account of the Bank or its Domestic Subcustodian for the account of the Client, and

     (2) in the case of Securities to be delivered and paid for outside of the United States, upon the purchase of such Securities for the Client and against the delivery of such Securities to the Bank, or the crediting of such Securities to the account of the Bank or such Foreign Custodian for the account of the Client, except that such transaction may be effected in accordance with customary established securities trading practices or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs;

provided, however, that such payment in either (1) or (2) is made in the amount specified by Authorized Instructions;

     (b) for any payments to be made in connection with the sale, conversion, exchange or surrender of any Securities;

     (c) for purchase or redemption of shares of the Client upon delivery thereof;

     (d) for payment of interest, dividends, taxes, management or supervisory fees, and operating expenses;

     (e) for other purposes of the Client, but only upon receipt of, in addition to Authorized Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Client signed by an officer of the Client and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made; and

     (f) upon termination of this Agreement as set forth in section 16 of this Agreement.

     5. Securities will be transferred, exchanged, or delivered by the Bank or a Foreign Custodian only:

     (a) upon the sale of Securities and against receipt by the Bank or Foreign Custodian of payment therefor in accordance with Authorized Instructions; provided that the Bank or such Foreign Custodian may accept payment in such form as shall be satisfactory to it, and may deliver such Securities and arrange for payment subsequent to delivery therefor in accordance with customary established securities trading practices or securities processing practices and procedures in the jurisdiction or market in

                                                                       JP Morgan

which the transaction occurs (it being agreed that the Client bears the risk that the recipient of such Securities may fail to make payment, to return such Securities, or to hold such Securities or the proceeds of their sale in trust for the Bank or such Foreign Custodian);


     (b) in exchange for or upon conversion into other Securities or Cash pursuant to a plan of merger, consolidation, reorganization, recapitalization or readjustment;


     (c) upon the conversion of Securities pursuant to their terms into other Securities;


     (d) upon the exercise of subscription, purchase or other similar rights represented by Securities;


     (e) for the purpose of redeeming in kind shares of the Client in accordance with Authorized Instructions;


     (f) for other purposes of the Client, but only upon receipt of, in addition to Authorized Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Client signed by an officer of the Client and certified by its Secretary or an Assistant Secretary, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such delivery is to be made; and


     (g) upon termination of this Agreement as set forth in Section 16 of this Agreement.



     6. Until the Bank receives Authorized Instructions to the contrary, the Bank will and will instruct each Foreign Custodian to:



     (a) deposit all Cash received by the Bank in a Deposit Account, all securities received by the Bank in a Custody Account, all Cash received by such Foreign Custodian in a deposit account maintained in the name of the Bank with such Foreign Custodian for credit to a Deposit Account and all Securities received by such Foreign Custodian in a custody account maintained in the name of the Bank for its customers with such Foreign Custodian for credit to a Custody Account and cause all Securities received by a Foreign Securities System acting as the subcustodian of such Foreign Custodian to be deposited in a custody account maintained in the name of such Foreign Custodian for its customers with such Foreign Securities System for credit to a custody account maintained in the name of the Bank for its customers with such Foreign Custodian for credit to a Custody Account;

                                                                       JP Morgan

     (b) collect dividends, interest and other income payments made and stock dividends, rights and similar Securities paid or issued with respect to Securities and collect and hold all such payments in a Deposit Account and all such stock dividends, rights and similar Securities in a Custody Account;

     (c) take such steps as may reasonably be necessary to secure or otherwise prevent the loss of rights relating to any Securities; provided that it shall be understood that the monitoring of investment data provided by a recognized international investment data service by the Bank will be deemed to fulfill the Bank's obligations under this Section 6(c);

     (d) promptly notify the Client upon receiving notices or reports of corporate actions affecting any Securities;

     (e) present for payment maturing obligations and those called for redemption to the extent that the Bank or a Foreign Custodian receives notice of such opportunities for payment and hold monies received upon presentation of such maturing obligations for credit to a Deposit Account;

     (f) execute in the name of the Client such ownership and other certificates as may be required to obtain payment in respect of any Securities;

     (g) accept, open and act appropriately with respect to all mail directed to the Client in care of the Bank or a Foreign Custodian;

     (h) disclose the Client's name, address and Securities position to the issuers of Securities when requested to do so by them and approved by the Client; and

     (i) dispose of fractional interests received by the Bank or such Foreign Custodian as a result of stock dividends by selling any fractional interest received.

     7. (a) The Bank shall have responsibility as a bailee for hire under the law of the State of New York with respect to any Securities or Cash held by it or any Foreign Securities System acting as a subcustodian of the Bank. Without limiting the generality of the foregoing, the Bank will hold the Client harmless from and indemnify it against any loss that occurs as a result of the negligence or willful misconduct of the Bank.

     (b) The Bank's responsibility with respect to any Securities or Cash held by a Domestic Subcustodian, any Foreign Custodian or any Foreign Securities System acting as a subcustodian of such Foreign Custodian is limited to the failure on the part of the Bank to exercise reasonable care in the selection or retention of such Domestic Subcustodian, Foreign Custodian or Foreign Securities System and

                                                                       JP Morgan

the Bank will hold the Client harmless from and indemnify it against any loss that occurs as a result of the Bank's failure to exercise such reasonable care.

     8. The Bank will, at its sole discretion, accept orders from the Client for the purchase or sale of Securities and either execute such orders itself or by means of an affiliate of the Bank or a broker or other financial organization of its choice, subject to the fees and commissions in effect from time to time. The Bank will not be responsible for any act or omission, or for the solvency, of any affiliate, broker or other financial organization selected by the Bank to effect any transaction for the account of the Client. When instructed to buy or sell Securities for which the Bank acts as a dealer, the Bank will buy or sell such Securities from or to either itself, as principal, or such affiliate.

     9. The Client agrees that, when the Bank or a Foreign Custodian is instructed to receive any Securities against payment, it will have sufficient Cash in the Deposit Accounts or will make sufficient funds available to the Bank or such Foreign Custodian for such purpose. Any dividends or interest automatically credited to the Deposit Accounts which are not subsequently received by the Bank from the corporation making such payment will be reimbursed to the Bank and the Bank may debit the Deposit Accounts for this purpose.

     10. Securities may be registered in the name of the Bank's nominee or, as to any Securities in the possession of an entity other than the Bank, in the name of such entity's nominee. The Client agrees to hold such nominees harmless from any liability as a holder of record of such Securities and will have the same responsibility as if the Securities were registered in the name of the Client.

     11. The Bank shall be responsible for the performance of only those duties as are set forth herein or contained in Authorized Instructions given to the Bank that are not contrary to the provisions of this Agreement. The Bank is not under any duty to provide the Client with investment advice or to supervise its investments.

     12. Notwithstanding the provisions of Section 7 of this Agreement:

     (a) all collections of funds or other property paid or distributed with respect to any Securities shall be made at the risk of the Client;

     (b) the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by a Foreign Custodian of any payment, redemption, proceeding or other transaction regarding, or of any rights exercisable by the Client in connection with, any Securities with respect to which the Bank has agreed to take action as provided in Section 6 of this Agreement;

                                                                       JP Morgan

     (c) the Bank shall not be liable for any action taken in good faith and in the exercise of reasonable care upon Authorized Instructions or upon any certified copy of any vote of the Board of Directors or Trustees of the Client and may rely on any such documents that it in good faith believes to be validly executed.



    13. The Bank shall forward to the Client communications relating to any Securities which call for voting or the exercise of rights or other specific action including materials relating to legal proceedings intended to be transmitted to holders of such Securities to the extent such communications are received by the Bank or such Foreign Custodian in time for forwarding to each client of the Bank. The Bank or such Foreign Custodian will cause its nominee to execute and deliver to the Client proxies relating to Securities registered in the name of such nominee but without indicating the manner in which such proxies are to be voted. Proxies relating to bearer Securities will be delivered in accordance with Authorized Instructions.



    14. The Client agrees to pay the Bank as compensation for its services a fee computed at rates determined by the Bank from time to time and communicated to it in advance, as well as all taxes, assessments, charges and expenses including, without limitation, legal expenses and attorney's fees incurred by the Bank in connection with the maintenance of the Custody Accounts and Deposit Accounts and the transfer of Securities and Cash pursuant to the terms of this Agreement. The Bank is authorized to charge the Deposit Accounts for such items and such amounts, as well as any other obligation or liability of any kind which the Client may have to the Bank in connection with this Agreement, and the Bank may exercise such right of set-off against the Deposit Accounts as may be accorded it under applicable law. The Client agrees that it is the duty of the Client to reconcile statements and advices sent to it by mail or electronic media and that all such statements and advices will be considered final sixty days from the date of dispatch.



    15. The term "Authorized Instructions" means a communication given in writing by two Authorized Persons and received by the Bank by facsimile transmission, telegram, teletype, cablegram or other teleprocess or electronic instruction system which the Bank believes in good faith to have been given by the Client or which are transmitted with proper testing or authentication pursuant to terms and conditions specified in writing by the Bank. The Client agrees to assume all risks which may result from any action taken by the Bank in reliance in good faith on Authorized Instructions. The term "Authorized Persons" means those officers of the Client who have been designated by or pursuant to a vote of the Board of Directors or Trustees, a certified copy of which has been filed with the Bank, to act on behalf of the Client in the performance of any acts that Authorized Persons may do under this Agreement pursuant to such vote. Such persons shall continue to be Authorized Persons until such time as there has been filed with the Bank a properly certified copy of a vote of the Board of Directors or Trustees revoking the authority of such persons. The Client shall safeguard any testkeys, identification codes or other security devices with which the Bank provides it.

                                                                       JP Morgan

     16. This Agreement may be terminated by the Bank or the Client on 60 days' written notice to the other party, sent by registered mail. If notice of termination is given by the Bank, Authorized Persons shall, within 60 days following the giving of such notice, specify in writing the names of the persons to whom all Securities and Cash shall be delivered or paid. In such case, the Bank, subject to the satisfaction of amounts owed to it pursuant to Section 14 hereof, will deliver such Securities and pay such Cash and cause each Foreign Custodian to deliver any Securities and pay any Cash held by such Foreign Custodian, to the persons so specified. If within 60 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Client the names of the persons to whom such Securities shall be delivered and such Cash shall be paid, the Bank at its election may deliver such Securities and pay such Cash, and cause each Foreign Custodian holding any Securities or Cash to deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement or the Authorized Instructions of any Authorized Persons or may continue to hold such Securities and Cash until the names of such persons are delivered to the Bank. If notice of termination is given by the Client, the Bank, subject to the satisfaction of amounts owed to it pursuant to Section 14 hereof, will deliver such Securities and pay such Cash, and cause each Foreign Custodian holding any Securities or Cash to deliver such Securities and pay such Cash, to the persons specified in Authorized Instructions.

     17. Any notice or other communication to the Bank is to be addressed to Morgan Guaranty Trust Company of New York, 23 Wall Street, New York, New York 10015, Attention: Safekeeping Administration. Any notice or other communication to the Client is to be mailed postage prepaid and addressed to it in care of B.
R. Vanderpool.



     18. This Agreement shall bind the successors and assigns of the Bank and the Client and shall be governed by and construed in accordance with the law of the State of New York.


                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                    By:  /s/ Stella Milano
                                         -----------------------------------
                                    Title:  Vice President


                                    STATE FARM GROWTH FUND, INC.

                                    By:  /s/ Rex J. Bates
                                         -----------------------------------
                                    Title:  President

                                                                       JP Morgan


                                   APPENDIX A
                                   ----------


The Bank is authorized to cause Securities in the Custody Account and Cash in the Deposit Account to be held in the following countries or jurisdictions:



     Canada                             Japan
     Germany                            United Kingdom